                                                                   EXHIBIT 10.28


                                LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into this 30th day of July, 1993, by and between BOOTS, Inc., a Kansas corporation hereinafter referred to as "Lessor" and In Cahoots Limited Partnership, a Kansas Limited Partnership, hereinafter referred to as "Tenant", all upon the following terms and conditions and in consideration of the mutual promises and covenants hereinafter set out:


         WITNESSETH:

                                  The Property

         1. The Lessor hereby agrees to construct a building upon the land which is described in Exhibit A for the intended use as a Nightclub on a turnkey basis in accordance with the architectural drawings, detailed plans and specifications to be furnished to Lessor by Tenant, which shall be incorporated herein by reference and become a part of this lease upon delivery of same to Lessor. The building to be built will be approximately 30,000 square feet, it will be fully sprinkled for fire protection, it will be fully air conditioned and heated, with all other customary utilities in place. The building will be constructed in such a way as to have multiple uses, however, the first use that is anticipated will be for the In Cahoots Nightclub.

         Lessor agrees to expend the sum of, not less than, $1,155,000.00 for the purchase, construction and outfitting of the building. The said sum shall include the purchase price of the property including the improvements in place and certain personal property acquired thereunder. It shall further include furniture, fixtures and equipment as reflected on attached "Schedule 1".

         Lessor hereby demises and leases to Tenant, in consideration of the faithful performance by Tenant of all the terms and conditions hereof, the property and premises located at 10001 E. Kellogg, in Wichita, Kansas, more particularly described as follows:

         PLEASE SEE ATTACHED EXHIBIT "A" WHICH IS SPECIFICALLY MADE A PART
         HEREOF.

                                      Term

         2. It is agreed that the term of this lease shall be for ten (10) years. The term is to commence when Tenant commences operation as a night club, which is to say, when the same is "open" to business. But, in any event, not later than October 15, 1993. Tenant will notify Lessor by mail of the date of "opening". The primary term of this lease shall expire, unless sooner terminated as herein provided, on the last day of the tenth (10th) "lease year". See rider for extended terms.

         Provided, however, if the Tenant shall fail to open the lease premises by the date provided immediately above the lease term will begin anyway. However, the Tenant shall be only liable for one half (1/2) of the rent and other leasehold charges accruing until such time as the Tenant commences operation as a nightclub, as described above at which time the lease and the other obligations shall be fully due and collectable under this lease.

                                      Rent

         3. Tenant shall pay to the Lessor a minimum monthly rental of Twelve Thousand Five Hundred Dollars ($12,500.00) per month. The minimum monthly rent of $12,500.00 is due monthly, in advance.

         The monthly installments of the annual minimum rent shall be payable by the Tenant on or before the first day of each month in advance and shall be prorated for any fractional calendar month. The prorated annual minimum rent for the fractional calendar month (if any) preceding the first lease year shall be payable upon the commencement of the term.

         Tenant will pay to Lessor, in addition to the minimum monthly rent a percentage rent to the extent, if any, that Six percent (6%) of "Gross Sales" exceeds the minimum monthly rent, and payable 15 days after the last day of each calendar quarter. Due dates for percentage rent are January 15th, April 15th, July 15, and October 15. ("Gross Sales" for the purposes of this preceding sentence shall include complimentary sales, and exclude the following: sales taxes, and beer/liquor taxes. "Gross sales" is that amount which is shown on the sales tax return furnished to the Kansas Department of Revenue. A copy of such sales tax return shall be submitted to Lessor monthly within a reasonable time after filing with the Kansas Department of Revenue.

         Tenant agrees to prepare true and complete records and accounts of all gross receipts for each lease year in accordance with generally accepted accounting principles consistently followed. Such records and accounts shall include such sales records as an independent certified public accountant would need in order to examine a Tenants annual statement of gross receipts pursuit to generally accepted accounting standards. Such records and accounts shall include such sales records as an independent certified public accountant would need in order to examine a Tenants annual statement of gross receipts pursuit to generally accepted accounting standards. Such records and accounts for any lease year shall be maintained at the lease premises or at the Tenants main or accounting office for a period of 24 months after the end of such lease year. Tenant shall also retain copies of all its sales and occupation tax returns covering its operations in the lease premises and any other governmental tax or other return which show Tenant sales therein (other than a return which shows the combined sales from the lease premises and other premises) and shall upon demand provide a photocopy to the Lessor.

                                     Taxes

         4. During the term of the lease, the Tenant will pay ad valorem taxes and special assessments upon the Real Property and the improvements thereon. Also, Tenant will pay all taxes, charges, levies or assessments, of every kind and nature, upon the fixtures, equipment, personal property, inventory, tangible or intangible property, accounts receivable, etc., and all similar taxes upon the property of Tenant, said property not being described or set forth herein.

                                   Utilities

         5. Tenant shall pay promptly, when due, all charges for water, gas, sewer, electricity, heat, power, telephone and all similar services used and supplied to Tenant in connection with the demised premises and shall contract for same in its own name.

                                   Insurance

         6.      a)       Tenant shall, maintain fire and extended coverage
insurance upon the structure and improvements upon said real property. All proceeds of such insurance, when received by the Lessor, shall be used first to restore the leased premises and the building or buildings thereon to the condition they were in prior to the occurrence of the damage. The Tenant agrees to include the bank or finance company at Mr. Dan Fioroni's direction, or as it may change from time to time, the bank or finance company as a loss payee on the insurance policy covering fire and extended coverage insurance as described above as their interest may appear.

                 b) Tenant shall, throughout the term of this lease, at Tenant's expense, maintain usual and general public liability insurance against claims of third parties in or about the demised premises. The liability under such insurance shall be not less than One Million Dollars ($1,000,000) for each occurrence. Such policy shall, by its terms indemnify both Lessor and Tenant and copies of the insurance policy, or, certificates of insurance showing same in full force and effect, shall be furnished to Lessor. The Tenant also agrees to include the bank or finance company named by Mr. Dan Fioroni, or the bank or finance company as it changes from time to time, as a loss payee on the general liability insurance policy as their interest may appear.

                 c) Tenant will insure its own property, including, but not limited to fixtures, inventory, merchandise, etc. including

$300,000.00 coverage for "soft costs" which shall include certain extra expense and pre-opening items. Such coverage shall be reflected in the policy of insurance "as their interest may appear loss payable".

                 d) Each party hereby waives any and every claim which arises or may arise in its favor and against the other party during the term of this lease or any extension or renewal thereof for any and all loss of, or damage to, any of its property which loss or damage is covered by valid and collectable fire and extended coverage insurance policies, to the extent that such loss or damage is recovered under said insurance policies. Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this lease with respect to any loss or damage to property of the parties hereto.

                                  Maintenance

         7. Tenant will, at his sole cost and expense, maintain all of the improvements and structures upon said premises and parking areas, including, but not limited to, plate glass, doorways, the interior and exterior of the premises, the heating and air conditioning equipment, roof, mechanical equipment in connection therewith and shall promptly make necessary repairs of maintenance thereof. The premises and improvements shall be maintained in a "first class" condition.

                                  Improvements

         8. Tenant may make any additions, alterations, changes and improvements on the demised premises as Tenant shall deem necessary, same to be approved by Lessor; provided, however, there shall be no addition, alteration, change or improvement which will weaken the structural strength of the building or structure, and such additions, alterations, changes or improvements, shall be made in a workmanlike manner and in full compliance with all building laws and codes and all ordinances applicable thereto, and same shall become a part of the premises and structure, and shall remain and be surrendered as a part thereof upon the termination of this lease. All such additions, alterations, changes and improvements will be paid for by Tenant. Tenant will not suffer nor allow any liens of any sort of kind or of nature to attach to or upon the premises at any time.

                            Lessor's Right of Entry

         9. Tenant agrees that Lessor and any authorized representative of Lessor may enter the demised premises and structure at reasonable time during usual business hours for the purpose of inspecting same or making necessary repairs to same an performing any work thereon that may be necessary by reason hereof or by reason of Tenant's default in the terms of the Lease

Agreement. Nothing contained herein shall imply any duty on the part of Lessor to do any such work, which under the provisions of this lease, Tenant is required to perform, and the performance thereof by Lessor shall not constitute a waiver of the Tenant's default and failure to perform same.
Lessor shall not in any event, be liable for any inconvenience, annoyance, disturbance, loss of business, or other damage sustained by Tenant while making such repairs or the performance of any such work upon the structure and demised premises or on account of bringing materials, supplies and equipment into or thought the premises or structure during the course thereof.


         Lessor is granted the right during the usual business hours to enter the structure or demised premises to exhibit the same for the purpose of sale or for mortgage; and, during the last six (6) months of the term of this lease, Lessor may exhibit the same to any prospective Tenant. Lessor agrees that it will use its best efforts not to disturb the normal business operation of Tenant.

                                Subleasing, etc.

         10. The Tenant shall not voluntarily, involuntarily or by operation of law, assign or incumber this lease, in whole or in part, nor sublet any or all of the lease premises, nor allow the operation of any businesses therein or thereon by a licensee or concessionaire (herein after collectively referred to as a "licensing" of the leased premises) without the prior written consent of the Lessor in each instance. The consent by the Lessor to any assignment, incumbrance, licensing or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment, incumbrance, licensing or subletting. Not withstanding any assignment or subletting, Tenant shall remain fully liable under this lease and shall not be relieved from performing any of its obligations hereunder. As a condition to any assignment of this lease by Tenant which is permitted under this section, the assignee thereof shall be required to execute and deliver to Lessor an agreement whereby such assignee assumes and agrees with the Lessor to discharge all obligation of Tenant under this lease.

                                   Attornment

         11. Tenant shall in the event of any proceedings of brought for the foreclosure, or in the event of the exercise of the power of sale under, any mortgage made by Lessor covering any part of the property, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Lessor under this lease. Upon the request of any interested party, Tenant shall execute, acknowledge and deliver an instrument, in form and substance satisfactory to such party, evidencing the attornment provided for in this Section.

                               Insurance Proceeds

         12. It is agreed that if the structure or improvements an the demised premises be damaged or destroyed during the term of this lease or any extension hereof by fire or the cause beyond the control of the parties hereto, the Lessor, except as otherwise provided herein, shall immediately upon receipt of insurance proceeds, but in no event later than ninety (90) days after such damage has occurred, proceed to repair and/or rebuild same, including any additions or improvements made by the Lessor or Tenant, on the same plan and design as existed immediately before such damage or destruction occurred, subject to such delays as may be reasonably attributed to governmental restrictions, failure to obtain material and/or labor, strike, Act of God, war or other causes of similar nature beyond the control of Lessor. The rent due hereunder shall be reduced for such period of time as the Tenant is precluded from the continuing operation of its business; however, in the event Tenant can substantially operate from said premises, proportional rental required under this lease shall be abated. The lease term shall be extended by the amount of time the premises are closed for construction.

         In the event the structure or premises are damaged by an uninsured casualty to such an extent as to render the structure or improvements unusable, then and in such event, either party hereto may elect to cancel and terminate this lease effective as of the date of such destruction or damage. Such election shall be evidenced by written notice to that effect mailed within thirty (30) days of the determination and knowledge by the terminating party that such casualty was uninsured. The rental hereunder shall be abated as of the date and time of the casualty.

               Waiver of subrogation and limitation of liability.

         13. Anything in this lease to the contrary not withstanding, it is agreed that each party (the "releasing party") hereby releases that other (the "released party") from any liability which the released party would, but for this section, have had to the releasing party during the term if this lease, resulting from the occurrence of any accident or occurrence or casualty, (a) which is or would be covered by a fire and extended coverage policy (with vandalism and malicious mischief endorsement attached) or by a sprinkler leakage, boiler and machinery or water damage policy in the State of Kansas (irrespective of whether such coverage is being carried by the releasing party), and (b) covered by any other casualty or property damage insurance being carried by the releasing party at the time of the occurrence, which accident, occurrence or casualty may have resulted in whole or in part from any act or neglect of the released party, its officers, agents or employees; an, in so far as the Tenant is the releasing party, it will also release from any such liability Lessor as if Lessor was a release party under this section; provided, however, the release here and above herewith set forth shall become inoperative and null and void if the release party wishes to replace the appropriate insurance with an insurance company which (i) takes the position that the existence of such release vitiates or would adversely effect any policy so insuring the releasing party in a substantial manner and notice thereof is given to the released party, or (ii) requires the payment of a higher premium by reason of the existence of such release, unless in the latter case the release party within ten (10) days after the notice thereof from the releasing party pays such an increase in premium.

         Anything in this lease to the contrary not withstanding it is agreed that the Lessor shall not be liable for any damage arising from any negligent act or omission of any other Tenant or occupant of the leased premises.

         Tenant shall give prompt notice to Lessor in case of casualty damage or accidents on the leased premises.

                                Indemnification

         14. Tenant will indemnify and save harmless Lessor, its offices, agents and servants, from and against any and all claims, actions, liability and expense in connection with the loss of life, bodily injury and or damage to property (a) arising from or out of any occurrence in upon or at the leased premises, where the occupancy or use by Tenant of the leased premises or any part thereof, unless the same be caused by the willful or negligent act or omission of Lessor or its agents, employees or servants, and/or (b) occasioned wholly or in part by any negligent act or omissions of Tenant, its agents, employees, servants, sub Tenants, lessees, or concessionaires. If any action or proceeding is brought against the Lessor, its offices, agents or servants by reason of any of the aforementioned causes, Tenant upon receiving notice thereof from the Lessor, agrees to defend such action or proceeding by adequate counsel at its own expense.

                                 Eminent Domain

         15. It is agreed that if, during the term of this lease, the title to the whole or substantially all of the premises shall be taken, or if the premises shall be deprived or adequate ingress or egress to and from the streets and highways, or any of them, abutting the premises, as the result of the exercise of eminent domain, Tenant shall have the option of terminating this agreement. In the event that Tenant elects to terminate this agreement, this lease shall terminate as of the date of vesting of title pursuant to such taking and proceedings. For the purpose hereof, "substantially all the premises" shall be deemed to have been taken if Tenant cannot reasonably operate in the remainder the business being conducted an the premises at the time of such taking. If, during the term hereto or any extension, title to less than the whole or substantially all of the demised premises be taken be eminent domain, this lease shall not terminate and the rent thereafter due and payable be Tenant shall be reduced in just proportion as the nature, value and extent of the part taken bears to the whole of the premise so leased and let herein, a Lessor shall, as may be reasonably required, proceed to repair, restore and place in proper condition for use and occupancy that part of the improvements and structure not so taken. The rental shall not be reduced if Lessor can provide adequate substitute for the part taken or adjacent to the leased premises. Lessor and Tenant shall share, as their respective interests may appear, in any award in any such taking.


                 Surrender; removal and restoration by Tenant.

         16. On the last day of the term or on the sooner termination hereof Tenant shall (a) peacefully surrender the leased premises broom clean and in good order, condition and repair except for reasonable wear and tear; and (b) at its expense remove from the leased premises the signs, movable furniture, trade fixtures an carpeting which were furnished and installed by and at the Tenants sole expense and any of the Tenants property not so removed may at Lessors election and without limiting Lessor right to compel removal thereof be deemed abandoned. Any damage to the leased premises caused by the Tenant and the removal of Tenant property shall be repaired by Tenant and at Tenants expense.

         The title to all alterations, additions, improvements, repairs, decoration including any hard surface, bonded or adhesively affixed flooring, heating and air conditioning equipment and fixtures (other than the Tenants property which shall have been made, furnished or installed by or at the expense of Tenant in or upon the leased premises), shall vest in the Lessor upon the installation thereof, and the same shall remain upon and be surrendered with the lease premises as a part thereof, without disturbance and without charge.

         Tenant shall have the right to use the demised premises for any lawful purpose. Tenant shall not assign this lease or any part thereof or its rights or leasehold estate hereunder without the written consent of Lessor being first obtained, and which consent shall not be unreasonable withheld.

                                  Termination

         17. If this lease shall terminate at any time other than the term herein fixed as the expiration of the term or any extension hereof, Tenant shall have a reasonable time thereafter to effect the removal of the items set out, but not to exceed thirty (30) days, during which time the rent shall not abate.

                                 Tenant's Liens

         18. Tenant shall not suffer any mechanics' or materialman' liens to be filed against the leased premises by reason of work, labor, services or materials performed or furnished to Tenant or anyone holding any part of the lease premises under Tenant. If any such lien shall at any time be filed as aforesaid, Tenant may contest the same in good faith but not withstanding such contests Tenant shall, within fifteen (15) days after the filing thereof, cause such a lien to be released of record by payment, bond, order of a court of public jurisdiction or otherwise. In the event of Tenant's failure to release a record of any such lien within the aforesaid period, Lessor may remove such lien by paying the full amount thereof or by bonding or by any other method the Lessor deems appropriate, without investigating the validity thereof and irrespective of the fact that Tenant may contest the propriety or the amount thereof, and Tenant, upon demand, shall pay Lessor the amount so paid out by the Lessor in connection with the discharge of the said lien, together the expenses incurred in connection therewith, including attorneys fees. Nothing contained in this lease shall be construed as a consent on the part of the Lessor to subject the Lessor's estate and the leased premises to any rent or liability other than the land laws of the State of Kansas.

         Tenant agrees to operate, occupy and maintain the leased premises in a lawful manner and in compliance with all ordinances, statutes, and laws that may apply or pertain thereto. In this connection, Tenant is aware of the present zoning of said property and accepts said premises subject to the present zoning. Also, Tenant will comply with all applicable rules and regulations of any governmental agency or body having any jurisdiction upon or over the premises, the operation or the maintenance thereof.

                                 Tenant's Sign

         19. Tenant may erect, supply and maintain any sign and Lessor has no liability or duties concerning the sign, which is to say, Tenant will be responsible for any lettering, re-painting, wording, refurbishing, maintenance, etc.

                              Non Payment of Rent

         20.     a)       Late charge and interest.  If Tenant shall fail to
pay, when the same is due and payable, any rent or base rent or percentage rent, the Tenant shall, upon demand, pay Lessor a late charge of four percent (4%) of the past due amount together with interest on the arrears at the rate of nine percent (9%) per annum; provided, however, the foregoing shall not exceed the highest lawful charge that may be made to the Tenant under the laws of the State of Kansas.

                 b) It is specifically agreed by Tenant that should Tenant neglect or fail to make any rental payment, and if such nonpayment continues for ten (10) days, Tenant shall be deemed to be in default. In addition, should Tenant neglect or fail to perform or to deserve any of the other provisions of this lease and if such shall continue for ten (10) days after Lessor shall have given written notice to Tenant specially such failure to perform (unless such cannot reasonably be wholly cured within said 10 day period, in which case Tenant shall have a longer period as shall be necessary to cure the failure on the part of Tenant, so long as Tenant proceeds promptly to completion with due diligence), Tenant shall be deemed to be in default.


                 c) In the event that Tenant is deemed to be in default pursuant to the terms hereof, the Lessor may, at its sole option, terminate this lease, or may without terminating the lease, but the Lessor shall not be under any obligation to do so, enter into said premises, remove the Tenant's property and signs therefrom and may relet the premises in good faith on account of the Tenant on the best rental available and on the best terms available without such re-entry working a forfeiture of the rents to be paid or the covenant and promises to be performed during the full term of the Lease Agreement. Tenant shall pay to Lessor all necessary costs and expense of such re-entry, including, but not limited to, the cost of any repairs, changes, alterations or additions and Tenant shall satisfy and pay to Lessor at the time specified herein the fixed monthly rental lease due, less the amount of any rent Lessor receives as a result of said re-entry. Also, and in any event, Lessor shall be entitled to all of the right and remedies provided by the laws of the State of Kansas in such cases.

                 d) If Lessor defaults in the observance or performance of any term or covenant required to be performed by it under this lease, Tenant after not less than fifteen (15) days notice and in connection therewith may pay expenses and employ counsel, provided that Tenant shall have the right to remedy such default without notice in the event of an emergency. All sums expended or obligations incurred by Tenant in connection therewith shall be paid by Lessor to Tenant upon demand, and if lessor fails to reimburse Tenant, Lessor may, in addition to any other right or remedy that Lessor may have, deduct such amount from subsequent installments of rent hereunder which from time to time thereafter become due to Lessor.

                            The Existing Donray Sign

         21. The real estate at 10001 E. Kellogg which is the subject property of this lease currently has a Donray advertising sign installed and leased to Donray. All rental income attributable to this sign or any future similar signs that may from time to time be leased by the lessors such monies shall be the sole property of the lessor. The lessor agrees not to place any additional signage on the property in such a way as would materially detract from the business of the tenant.

                            Accord and Satisfaction

         22. No payment by tenant or receipt by lessor of a lesser amount than the monthly rent an other charges herein reserved shall be deemed to be other than on account of the earlier stipulated rent or other charges, nor shall any endorsement or statement on any check or on any letter accompanying any check be deemed in accord and satisfaction.



                            Nondisturbance agreement

         23. The Landlord represents that there is presently no existing superior lease. The Landlord shall deliver to the Tenant, on the Commencement Date of this Lease, a nondisturbance agreement from the then existing mortgagee, and concurrently with the execution of future superior mortgages, shall deliver a nondisturbance agreement from such mortgagees, in the form approved and prepared by such holder, and reasonably satisfactory to the Tenant.

         24. It is specifically understood and agreed by Tenant that all of the fixtures, equipment, furniture, trade fixtures, shelving, signs, utensils, etc., of every kind and nature, and all improvements made in and about the premises, and everything used therein, are subject to a lien and security interest, in favor of the Lessor, to secure Lessor for the full, faithful and complete performance of all of the terms and conditions of this Lease Agreement by Tenant or any assignee of Tenant. In the event of default in any of the terms and conditions of the Lease Agreement Lessor may avail himself of the rights granted to him by virtue of the laws of the State of Kansas in all such cases made and provided and all of the rights afforded Lessor under and by virtue of the terms of the Lease Agreement.

         25. It is agreed this Lease Agreement shall not be placed of record in the records of Sedgewick County, Kansas, but a memorandum of lease in short form shall be executed and may be filed or record, if the parties so desire.

         26. The specific remedies to which the parties may resort under the terms hereof are cumulative and are not intended to be exclusive of any other remedy to which either party may be lawfully entitled.

         27. Any notice or document required to be delivered hereunder shall be deemed delivered when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties hereto at the respective addresses set opposite their names below, or at such other address as may have been given written notice, to-wit:


Lessor:          BOOTS, Inc., a Kansas corporation
                 c/o Mr. Daniel J. Fioroni
                 60 North May Avenue
                 Oklahoma City, Oklahoma 73107

Tenant:          In Cahoots Limited Partnership
                 3141 Northwest 63rd Street, Suite 4
                 Oklahoma City, Oklahoma  73116

                 with a copy to:

                 Jack T. Crabtree, Esquire
                 Crabtree and Associates
                 Two Leadership Square
                 211 North Robinson, Suite 810
                 Oklahoma City, Oklahoma 73102

         28. In case either party brings an action at law or in equity against the other in order to enforce the provisions of this lease or as a result of any alleged default, the prevailing party shall be entitled to a reasonable attorney's fee from the other.

         29. Subject to the terms hereof, the covenants, agreements, provisions and conditions of this lease shall be binding on an inure to the benefit of the parties hereto, their respective representatives, successors an assigns. Invalidity of any part of portion of the lease shall not affect the remaining terms and conditions hereof which shall remain in full force and effect.

         30. It is agreed that the covenants and conditions contained herein are the full and complete terms of this Lease Agreement and there are no other agreement outstanding and that no alterations, amendments or modifications shall be binding unless first reduced to writing and signed by both parties hereto. This Lease Agreement may be signed in counterpart.

                         Hazardous Substances and Waste

         31. Tenant agrees and covenants that it shall not keep, ship to, ship from store, permit, generate, treat, or dispose in, on, and/or around, the Leased Premises any "hazardous substances" or any "hazardous waste", as defined in the Resource conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. and/or the Comprehensive Environmental Response, Compensation and Liability thereunder; or "hazardous substance" or "radioactive substances" as those terms are defined by Kansas law effecting the same subject matter, or any regulations promulgate thereunder; or any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. 2011 et seq., as amended or hereinafter amended; or any pollutant or containment or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereinafter amended; unless all such laws, ordinances, rules, regulations, requirements, etc., and each of them, are strictly adhered to and compiled with by the Tenant.

                                     Rider

         32. A Rider consisting of one (1) page is attached hereto and incorporated herein by this reference.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement the day and year first above written.


                                        BOOTS, INC>


                                        By: KENNETH R. WILEY
                                            ---------------------------------
                                            Officer


ATTEST:

[ILLEGIBLE]
-------------------------------------
        SECRETARY "LESSOR"


                                        IN CAHOOTS LIMITED PARTNERSHIP

                                        By: J. BLACKETER
                                            ---------------------------------
                                            ENTERTAINMENT WICHITA, INC.
                                            General Partner
                                            JIM BLACKETER


ATTEST:

[ILLEGIBLE]
-------------------------------------
         SECRETARY "Tenant"

                                    RIDER

     Attached to and forming a part of the certain Lease date June 13, 1993, between ("Lessor") and IN CAHOOTS LIMITED PARTNERSHIP ("Tenant"). In the event of a conflict between any of the provisions of this lease, this Rider shall control.

Section 1.  Option to Extend Term of Lease.

     (A) Tenant shall, subject to the terms of paragraph (B) and (C) thereof, have the right to extend the term of the Lease for Two (2) periods of five (5) Lease years each (such five year periods being herein sometimes referred to as the "First Extended Term" and the "Second Extended Term", respectively, and any reference to "Extended Term" shall include both the First and Second Extended
Term) from the date upon which the Primary Term of the Lease, or the term of the Lease as extended by the First Extended Term, would otherwise expire; the Extended Term to be upon the same terms and conditions as those specified in the Lease including the Annual Minimum Rent specified therefor in Section 3 of the Lease.

     (B) If Tenant elects to exercise its option for either or both of the extended Terms, Tenant shall do so by giving Lessor notice of such election, at lease 180 days before the beginning of the applicable Extended Term.

     (C) Notwithstanding anything to the contrary contained in paragraph (A) of this Section, if (i) Tenant shall be in default in the payment of Annual Minimum Rent or any other charge payable under the Lease or if Tenant shall be in default of any of the other terms and provisions to be performed by Tenant under the Lease as or the date Tenant shall have give Landlord notice of its election to exercise its option for the Option Period or (ii) Tenant fails to give Landlord notice of its election to exercise its option for the Option Period in the manner required in paragraph (B) above, or (iii) Tenant having given such notice thereafter defaults under the Lease prior to the expiration of the then current term, and Landlord notifies Tenant that Landlord elects to current term, negate such notice by reason of such default, the tenant shall be deemed without further notice and without further agreement between landlord and Tenant to have elected not to exercise its option for the Extended Term. Any holding over or failure to vacate the Leased Premises at the end or any term shall not be deemed or construed to be an exercise of the option for the Extended Term or an extension of the Lease. Any termination of the Lease shall terminate Tenant's rights of further extension hereunder. Notwithstanding anything to the contrary contained in the Lease, the rights granted Tenant named herein under this Section shall be personal to Tenant named herein and, in the event of an assignment of the Lease pursuant to Article XVI of the Lease, the rights granted to Tenant named herein under this Section shall be of no further force and effect.

                                   Exhibit A

         Attached to and forming a part of this lease between the and the In Cahoots Limited Partnership.

         Legal Description:

Commencing at the Northeast corner of the East Quarter of Section 28, Township 27 South, range 2 East of the sixty Principal Meridian, Sedgewick County, Kansas; thence south along the West line of the East half of said Northwest Quarter, 81.9 feet to the South right-of-way line of U.S. Highway 54 as condemned in Case No. A-54089; thence East along said highway right-of-way line, 440 feet for a place of beginning; thence south parallel with the West line of said East Half of said Northwest Quarter, 520 feet; thence west parallel with said highway right-of-way line, 440 feet to a point on the West line of the said East Half of said Northwest Quarter; thence South along the West line of the said East Half of the said Northwest Quarter, 558.10 feet; thence east parallel with the North line of said Northwest Quarter, 495 feet; thence north parallel with the West line of the said East Half of said Northwest Quarter, 1078.3 feet to a point on the South line of said highway right-of-way; thence west 55 feet to the place of the beginning

                                WARRANTY DEED

009988
KNOW ALL MEN BY THESE PRESENTS:

     That THE MULL CORPORATION, an Oklahoma corporation, a corporation, party of the first part, in consideration of the use of ****Ten and No/100**** dollars, and other valuable considerations, in [illegible] the receipt of which is hereby acknowledged, does hereby grant, bargain, sell and [illegible] BOOTS, INC., 60
N. May, Oklahoma City, OK 73107, a Kansas Corporation part(y)(ies) of the second part, the following described real property and premises situated in Sedgwick County, State of Kansas, to wit:

    Commencing at the Northwest corner of the East Half of the Northwest Quarter of Section 28, Township 27, South, Range 2 East of the sixth Principal Meridian, Sedgwick County, Kansas; thence south along the West line of the East half of said Northwest Quarter, 81.9 feet to the South right-of-way line of U.S. Highway 54 as condemned in Case No. A-54089; thence east along said highway right-of-way line, 440 feet for a place of beginning; thence south parallel with the West line of said East Half of said Northwest Quarter, 520 feet; thence west parallel with said highway right-of-way line, 440 feet to a point on the West line of the said East Half of said Northwest Quarter; thence south along the West Line of the said East Half of the said Northwest Quarter, 558.10 feet; thence east parallel with the North line of said Northwest Quarter, 495 feet; thence North parallel with the West line of said East Half of said Northwest Quarter, 1078.3 feet to a point on the South line of said highway right-of-way; thence west 55 feet to the place of beginning, together with all its right title and interest in and to one certain private sewer line owned by seller,



together with all the improvements thereon and the appearances thereunto belonging and warrant the title to the same.

     TO HAVE AND TO HOLD said described premises unto the said part(y)(ies) of the second part(ies) (they) (their) heirs and assigns forever free, clear and discharged of and from all former grants, charges, taxes, judgments, mortgages and other items and encumbrances of whatsoever nature. EXCEPT



     Signed and delivered this 31st day of August, 1993

                                                THE MULL CORPORATION
                                            -----------------------------
     ATTEST:

        [ILLEGIBLE]                      By      [ILLEGIBLE]
     ---------------------------            -----------------------------
                       Secretary                                President

Note: See statutory requirements appearing on the reverse side hereof.

================================================================================

                          CORPORATION ACKNOWLEDGMENT
                                                                 (Oklahoma Form)

     STATE OF Oklahoma, County of Oklahoma, [ILLEGIBLE]

          On this 31st day of August, A.D. 1993, before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared
R. T. McLain to me [illegible] to be the identical person who signed the name of the maker thereof to the within and foregoing instrument [illegible] President and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

          Given under my hand and seal the day and year last above written.

     My commission expires  12-31-94           /s/ LAVERNE BEOUGLIER
                                             ---------------------------
                                                  LaVerne Beouglier
             [SEAL]                                 Notary Public